Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-219841

Prospectus Supplement
(to Prospectus dated August 16, 2017)

$35,000,000
6.0% Fixed-to-Floating Rate Subordinated Notes Due 2029

We are offering $35,000,000 aggregate principal amount of our 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 ("Notes") pursuant to this prospectus supplement and the accompanying prospectus. The Notes will mature on June 30, 2029. From and including June 12, 2019 to but excluding June 30, 2024, the Notes will bear interest at an initial rate of 6.0% per annum. From and including June 30, 2024 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current Benchmark Rate (initially three-month LIBOR rate) plus 4.114%. Interest is payable quarterly in arrears on March 30, June 30, September 30, and December 30, beginning September 30, 2019.

We may, beginning with the interest payment date of June 30, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under "Description of the Notes—Redemption" in this prospectus supplement. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of First Internet Bancorp. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries' existing and future indebtedness and other obligations. The Notes are obligations of First Internet Bancorp only and are not obligations of, and are not guaranteed by, any of our subsidiaries. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

We have applied to list the Notes on the Nasdaq Global Select Market. Trading on the Nasdaq Global Select Market is expected to commence within a 30-day period after the initial delivery of the Notes. Currently, there is no public trading market for the Notes.

The Notes will only be issued in fully registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof.

Investing in the Notes involves risks. See "Risk Factors" beginning on page S-10.

	Per Note	Total
Public offering price(1)	100.00%	$35,000,000
Underwriting discount(2)	3.15%	$1,102,500
Proceeds to us, before expenses	96.85%	$33,897,500

(1)
Plus accrued interest, if any, from the original issue date. Assumes no exercise of the underwriters' option described below.

(2)
See "Underwriting" beginning on page S-42 for disclosure regarding the underwriting discount, expenses payable to the underwriters and proceeds to us, before expenses.

These securities are not deposits, savings accounts, or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency or instrumentality or public or private insurer.

The underwriters have the option to purchase up to an additional $2,000,000 principal amount of Notes from us at the initial price to public less the underwriting discount.

None of the Securities and Exchange Commission ("SEC"), the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency ("OCC") or any state securities commission or any other bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company and its direct participants, against payment on or about June 12, 2019 subject to customary closing conditions.

Sole Book-Running Manager
Keefe, Bruyette & Woods
                                                           A Stifel Company

Co-Managers

Janney Montgomery Scott

BB&T Capital Markets

                                   Boenning & Scattergood,  Inc.

William Blair

The date of this prospectus supplement is June 5, 2019.

        We are offering to sell, and seeking offers to buy, the Notes only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have prepared or authorized and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus we have prepared or authorized come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have prepared or authorized do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

ABOUT THIS PROSPECTUS

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of Notes and adds to, updates and changes the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. To the extent information contained in this prospectus supplement and any free writing prospectus we have prepared or authorized is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference herein and therein, you should rely on the information in this prospectus supplement and any free writing prospectus we have prepared or authorized. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date will apply and will supersede the earlier statement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-219841) that we filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings up to a total amount of $150,000,000. The shelf registration statement became effective on August 16, 2017.

        This prospectus supplement and the accompanying prospectus relate to the offering of Notes. Before buying any of the Notes offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize, together with the information incorporated herein by reference as described below under the heading "Incorporation of Certain Information by Reference." This prospectus supplement contains information about the Notes offered hereby.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we do not take, and the underwriters do not take, any responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified by the actual text of the documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement, the accompanying prospectus and any free writing prospectus we prepare or authorize may contain and incorporate by reference market data and industry statistics and forecasts

S-ii

that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data that may be presented in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

        When we refer to "First Internet Bancorp," the "Company," "we," "us" and "our" in this prospectus supplement, we mean First Internet Bancorp, an Indiana corporation, and its consolidated subsidiaries, unless the context indicates otherwise. References to "First Internet Bank" or the "Bank" refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly-owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended ("Securities Act"), and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

        We also make available, free of charge, on or through our website (http://www.firstinternetbancorp.com) our annual, quarterly and current reports, proxy statements and other information we file or furnish pursuant the Exchange Act. Please note, however, that we have not incorporated herein any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Chief Financial Officer
First Internet Bancorp
11201 USA Parkway
Fishers, Indiana 46037
+1 (317) 532-7900

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part

S-iii

the information or documents listed below that we have filed with the SEC (File No. 001-35750, unless otherwise indicated):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2018 (including portions of our proxy statement for the annual meeting of shareholders held on May 20, 2019 that have been incorporated by reference into such Annual Report);
  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019; and
  •
  Our Current Reports on Form 8-K filed on January 4, 2019 and May 21, 2019.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part, until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. To obtain copies of these filings, see "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the "safe harbor" protection for forward-looking statements afforded by applicable federal securities laws.

        All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized for use in connection with this offering, including any regarding our financial condition, results of operations, plans, objectives, future operations or performance, business strategy, and industry trends, are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as "anticipate," "believe," "contemplate," "continue," "estimate," "expect," "goal," "intend," "may" "plan," "predict," "project," "seek," "should," "target," "will," or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future income, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

        Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

  •
  the use of proceeds from any sale of securities by us;
  •
  general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans;
  •
  failures or breaches of or interruptions in the communication and information systems on which we rely to conduct our business that could reduce our revenues, increase our costs or lead to disruptions in our business;

S-iv

  •
  our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios, which may carry greater risks of non-payment or other unfavorable consequences;
  •
  our dependence on capital distributions from the Bank;
  •
  results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses or to write-down assets;
  •
  changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;
  •
  changes in market rates and prices that may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;
  •
  our liquidity requirements being adversely affected by changes in our assets and liabilities;
  •
  the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;
  •
  competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;
  •
  execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;
  •
  changes in applicable tax laws;
  •
  the growth and profitability of noninterest or fee income being less than expected;
  •
  the loss of any key members of senior management;
  •
  the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies;
  •
  the effect of fiscal and governmental policies of the U.S. federal government; and
  •
  other risk factors included under the heading "Risk Factors" beginning on page S-10 and appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

        We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results, performance or achievements may differ materially from those expressed in or implied by these statements, and we caution you not to place undue reliance on our forward-looking information and statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we authorize for use in connection with this offering, in our most recent Annual Report on Form 10-K and in other reports, filings or documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. Before you invest in the Notes, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the headings "Risk Factors" in this prospectus supplement, in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein.

 Our Business

        First Internet Bancorp is a bank holding company that conducts its primary business activities through its wholly-owned subsidiary, First Internet Bank of Indiana, an Indiana chartered bank. First Internet Bank of Indiana was the first state-chartered, FDIC insured Internet bank and commenced banking operations in 1999. First Internet Bancorp was incorporated under the laws of the State of Indiana on September 15, 2005. On March 21, 2006, we consummated a plan of exchange by which we acquired all of the outstanding shares of the Bank.

        When we refer to "First Internet Bancorp," the "Company," "we," "us" and "our" in the remainder of this prospectus supplement, we mean First Internet Bancorp and its consolidated subsidiaries, unless the context indicates otherwise. References to "First Internet Bank" or the "Bank" refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly-owned subsidiary of the Company.

        We offer a wide range of commercial, small business, consumer and municipal banking products and services. We conduct our consumer and small business deposit operations primarily through online channels on a nationwide basis and have no traditional branch offices. Our residential mortgage products are offered nationwide primarily through an online direct-to-consumer platform and are supplemented with Central Indiana-based mortgage and construction lending. Our consumer lending products are primarily originated on a nationwide basis over the Internet as well as through relationships with dealerships and financing partners.

        Our commercial banking products and services are delivered through a relationship banking model and include commercial real estate ("CRE") banking, commercial and industrial ("C&I") banking, public finance, healthcare finance and commercial deposits and treasury management. Through our CRE team, we offer single tenant lease financing on a nationwide basis in addition to traditional investor CRE and construction loans primarily within Central Indiana and adjacent markets. To meet the needs of commercial borrowers and depositors located primarily in Central Indiana, Phoenix, Arizona and adjacent markets. Our C&I banking team provides credit solutions such as lines of credit, term loans, owner-occupied CRE loans and corporate credit cards. Our public finance team provides a range of public and municipal lending and leasing products to government entities on a nationwide basis. Our Healthcare finance team was established in conjunction with our strategic partnership with Lendeavor, Inc., a San Francisco-based technology-enabled lender to healthcare practices, and provides lending for healthcare practice finance or acquisition, acquiring or refinancing owner-occupied CRE and equipment purchases. This portfolio segment is generally concentrated in the Western United States with plans to continue expanding nationwide. Our commercial deposits and treasury management team works with the other commercial teams to provide deposit products and treasury management services to our commercial and municipal lending customers as well as pursues commercial deposit opportunities in business segments where we have no credit relationships.

        As of March 31, 2019, we had total assets of $3.7 billion, total liabilities of $3.4 billion, and shareholders' equity of $294.0 million.

        The Bank has three wholly-owned subsidiaries. First Internet Public Finance Corp. provides a range of public and municipal finance lending and leasing products to governmental entities throughout the United States and acquires securities issued by state and local governments and other municipalities. JKH Realty Services, LLC manages other real estate owned properties as needed. SPF15, Inc., is a real estate holding company.

        Our principal executive offices are located at 11201 USA Parkway, Fishers, Indiana 46037, and our telephone number is +1 (317) 532-7900. Our website is www.firstinternetbancorp.com. The information on our website is not part of this prospectus supplement and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus supplement or the accompanying prospectus.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables set forth selected consolidated historical financial and operating data for the periods ended and as of the dates indicated. The selected consolidated financial data presented for the fiscal years ended December 31, 2018, 2017, and 2016 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented for the three months ended March 31, 2019 and 2018 is derived from our unaudited interim consolidated financial statements, which are also incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" for more information on accessing the sources of the data set forth below.

        The summary historical financial data should be read in conjunction with the section titled "Capitalization," set forth in this prospectus supplement, as well as our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The selected consolidated financial data presented for the three months ended March 31, 2019 was prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments necessary to fairly present the data for such periods. The results included here and elsewhere in this prospectus supplement are not necessarily indicative of performance for the full fiscal year or any future period. Average balances have been computed using daily averages.

        We have presented certain information in the table below on a non-GAAP (as defined below) basis. We believe that these non-GAAP ratios, when taken together with the corresponding ratios calculated in accordance with GAAP, provide meaningful supplemental information regarding our performance for the periods presented. Reconciliations for the non-GAAP measures included in the table are provided below.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2019	2018	2018	2017	2016
Income Statement Summary:
Interest income	$34,999	$25,979	$115,467	$84,697	$58,899
Interest expense	18,755	10,564	53,200	30,715	19,210

Net interest income	16,244	15,415	62,267	53,982	39,689
Provision for loan losses	1,285	850	3,892	4,872	4,330

Net interest income after provision for loan losses	14,959	14,565	58,375	49,110	35,359

Noninterest income	2,372	2,542	8,760	10,541	14,077
Noninterest expense	11,109	10,217	43,183	36,723	31,451

Income before income taxes	6,222	6,890	23,952	22,928	17,985
Income tax provision	526	862	2,052	7,702	5,911

Net income	$5,696	$6,028	$21,900	$15,226	$12,074

Per Share and Share Information:
Net income:
Basic	$0.56	$0.71	$2.31	$2.14	$2.32
Diluted	$0.56	$0.71	$2.30	$2.13	$2.30
Book value per common share	$29.03	$26.60	$28.39	$26.65	$23.76
Tangible book value per common share(1)	$28.57	$26.05	$27.93	$26.09	$23.04
Average common shares outstanding:
Basic	10,217,637	8,499,196	9,490,506	7,118,628	5,211,209
Diluted	10,230,531	8,542,363	9,508,653	7,149,302	5,239,082
Common shares outstanding at end of period	10,128,587	8,450,925	10,170,778	8,411,077	6,478,050
Balance Sheet Data:
Total assets	$3,670,176	$2,862,728	$3,541,692	$2,767,687	$1,854,335
Cash and cash equivalents	130,494	63,747	188,712	47,981	39,452
Loans	2,839,928	2,209,405	2,716,228	2,091,193	1,250,789
Loans held-for-sale	13,706	17,067	18,328	51,407	27,101
Total securities	551,604	482,858	504,095	492,484	473,371
Deposits	2,811,108	2,177,121	2,671,351	2,084,941	1,462,867

	Three Months Ended March 31,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2019	2018	2018	2017	2016
Tangible common equity(1)	289,326	220,137	284,048	219,440	149,255
Total shareholders' equity	294,013	224,824	288,735	224,127	153,942
Performance Ratios:
Return on average assets	0.64%	0.87%	0.72%	0.66%	0.74%
Return on average shareholders' equity	7.91%	10.96%	8.44%	8.54%	9.74%
Return on average tangible common equity(1)	8.04%	11.19%	8.60%	8.77%	10.12%
Net interest margin(2)	1.86%	2.26%	2.09%	2.39%	2.49%
Net interest margin—FTE(1)(2)(3)	2.04%	2.41%	2.25%	2.57%	2.55%
Noninterest expense to average assets	1.24%	1.47%	1.41%	1.59%	1.93%
Asset Quality Ratios:
Total nonperforming loans to total loans	0.12%	0.03%	0.03%	0.04%	0.09%
Total nonperforming assets to total assets	0.17%	0.20%	0.10%	0.21%	0.31%
Nonperforming assets (including troubled debt restructurings) to total assets	0.18%	0.22%	0.11%	0.23%	0.35%
Allowance for loan losses to total loans	0.66%	0.70%	0.66%	0.72%	0.88%
Net charge-offs (recoveries) to average loans outstanding during period	0.05%	0.05%	0.04%	0.05%	0.15%
Allowance for loan losses to nonperforming loans	549.0%	2,361.2%	2,013.1%	1,784.3%	1,013.9%
Capital Ratios:(4)
Total shareholders' equity to assets	8.01%	7.85%	8.15%	8.10%	8.30%
Tangible common equity to tangible assets(1)	7.89%	7.70%	8.03%	7.94%	8.07%
Tier 1 leverage ratio	8.34%	8.17%	9.00%	8.45%	8.65%
Common equity tier 1 capital ratio	11.66%	11.42%	12.39%	11.43%	11.54%
Tier 1 capital ratio	11.66%	11.42%	12.39%	11.43%	11.54%
Total risk-based capital ratio	13.68%	14.01%	14.53%	14.07%	15.01%

(1)
Tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, net interest income—FTE and net interest margin—FTE are financial measures not recognized by generally accepted accounting principles ("GAAP"). Our management uses these non-GAAP financial measures to measure the adequacy of our capital and analyze profitability, including our ability to generate earnings on tangible capital invested by our shareholders. These measures are also commonly used by investors when assessing financial institutions; however, these measures are subject to limitations and should not be considered as a substitute for comparable measures calculated in accordance with GAAP. Moreover, the manner in which we calculate these measures may differ from those of other companies reporting measures with similar names. The following table reconciles these non-GAAP financial measures to the most directly comparable GAAP financial measure.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2019	2018	2018	2017	2016
Total equity—GAAP	$294,013	$224,824	$288,735	$224,127	$153,942
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Tangible common equity	$289,326	$220,137	$284,048	$219,440	$149,255

Total assets—GAAP	$3,670,176	$2,862,728	$3,541,692	$2,767,687	$1,854,335
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Tangible assets	3,665,489	$2,858,041	$3,537,005	$2,673,000	$1,849,648

Total common shares outstanding	10,128,587	8,450,925	10,170,778	8,411,077	6,478,050
Book value per common share	$29.03	$26.60	$28.39	$26.65	$23.76
Effect of goodwill	(0.46)	(0.55)	(0.46)	(0.56)	(0.72)

Tangible book value per common share	$28.57	$26.05	$27.93	$26.09	$23.04

Total shareholders' equity to assets	8.01%	7.85%	8.15%	8.10%	8.30%
Effect of goodwill	(0.12)%	(0.15)%	(0.12)%	(0.16)%	(0.23)%

Tangible common equity to tangible assets	7.89%	7.70%	8.03%	7.94%	8.07%

Total average equity—GAAP	$291,883	$223,131	$259,416	$178,212	$124,023
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Average tangible common equity	$287,196	$218,444	$254,729	$173,525	$119,336

Return on average shareholders' equity	7.91%	10.96%	8.44%	8.54%	9.74%
Effect of goodwill	0.13%	0.23%	0.16%	0.23%	0.38%

Return on average tangible common equity	8.04%	11.19%	8.60%	8.77%	10.12%

Total interest income	$34,999	$25,979	$115,467	$84,697	$58,899

	Three Months Ended March 31,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2019	2018	2018	2017	2016
Fully-taxable equivalent adjustments(a)	1,557	1,018	5,010	4,053	1,090

Total interest income—FTE	$36,556	$26,997	$120,477	$88,750	$59,989

Net interest income	$16,244	$15,415	$62,267	$53,982	$39,689
Fully-taxable equivalent adjustments(a)	1,557	1,018	5,010	4,053	1,090

Net interest income—FTE	$17,801	$16,433	$67,277	$58,035	$40,779

Net interest margin	1.86%	2.26%	2.09%	2.39%	2.49%
Effect of fully-taxable equivalent adjustments(a)	0.18%	0.15%	0.16%	0.18%	0.06%

Net interest margin—FTE	2.04%	2.41%	2.25%	2.57%	2.55%

(a)
Assuming a 21% tax rate in 2019 and 2018 and a 35% tax rate in 2017 and 2016.
(2)
Net interest margin is net interest income divided by average earnings assets.

(3)
On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate in 2019 and 2018 and a 35% tax rate in 2017 and 2016. Net interest income is adjusted to reflect income from assets such as municipal loans and securities that are exempt from Federal income taxes. This is to recognize the income tax savings that facilitates a comparison between taxable and tax-exempt assets. We believe that it is a standard practice in the banking industry to present net income and net interest margin on a fully-taxable equivalent basis for purposes of providing useful information for peer comparisons.

(4)
Capital ratios are calculated in accordance with regulatory guidelines specified by our primary federal banking regulatory authority.

THE OFFERING

Issuer	First Internet Bancorp
Securities Offered	6.0% Fixed-to-Floating Rate Subordinated Notes due 2029
Aggregate Principal Amount	$35,000,000 (or up to $37,000,000 if the underwriters exercise their purchase option in full)
Issue Price	100%
Maturity Date	The Notes will mature on June 30, 2029
Interest Rate	From and including the issue date to but excluding June 30, 2024, a fixed per annum rate of 6.0%.

From and including June 30, 2024 to but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current Benchmark Rate, determined on the determination date of the applicable interest period, plus the applicable margin. If LIBOR is then maintained, the initial floating per annum rate will be three-month LIBOR plus 4.114%; however, if a Benchmark Replacement Rate Event has occurred, the floating rate per annum will be the Benchmark Rate plus the applicable margin, as determined by us in accordance with the Indenture (as discussed under "Description of the Notes" in this prospectus supplement). If the Benchmark Rate is less than zero, then the Benchmark Rate will be deemed to be zero.

"LIBOR" means the rate as published by Reuters (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars.
The Company has appointed U.S. Bank National Association as the calculation agent for purposes of calculating the interest rate for each floating rate interest period.
Interest Payment Dates	We will pay interest on the Notes on March 30, June 30, September 30, and December 30, beginning September 30, 2019.
Record Date	The 15th day of the month immediately before the month of the applicable interest payment date.
Day Count Convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding June 30, 2024 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under "Ranking."

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional Notes with respect to this offering.

Ranking	The Notes offered by this prospectus supplement will be issued by First Internet Bancorp under a Subordinated Indenture dated as of September 30, 2016 between First Internet Bancorp and U.S. Bank National Association, as trustee (the "Trustee"), as amended and supplemented by a Second Supplemental Indenture dated as of June 12, 2019 between First Internet Bancorp and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the Second Supplemental Indenture, as the "Indenture."
The Notes will be our unsecured, subordinated obligations and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under "Description of the Notes" in this prospectus supplement;

•

will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors other than our outstanding subordinated indebtedness, which ranks equal in right;

•

will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•

will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank's depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2019, on a consolidated basis, the Company's total liabilities were approximately $3.4 billion, which included approximately $2.8 billion of deposit liabilities. As of the same date, we also had $35.0 million principal amount of outstanding subordinated indebtedness that ranked equal in right to the Notes.
The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional Notes with respect to this offering.

Optional Redemption	We may, beginning with the interest payment date of June 30, 2024, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special Event Redemption
We may also redeem the Notes at any time, including prior to June 30, 2024, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see "Description of the Notes—Redemption" in this prospectus supplement.
Sinking Fund	There is no sinking fund for the Notes.
Further Issuances
The Notes will initially be limited to an aggregate principal amount of $35,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of Proceeds
We intend to use the net proceeds generated by this offering for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment of indebtedness, repurchases of issued and outstanding shares of common stock, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. For additional information, see "Use of Proceeds" in this prospectus supplement.
Form and Denomination	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Listing
We have applied to list the Notes on the Nasdaq Global Select Market. Trading on the Nasdaq Global Select Market is expected to commence within a 30-day period after the initial delivery of the Notes. Currently, there is no market for the Notes, and there can be no assurances that an active market for the Notes will develop.

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional Notes with respect to this offering.

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee	U.S. Bank National Association
Risk Factors
An investment in the Notes involves risks. You should carefully read and consider the information set forth in the section titled "Risk Factors" in this prospectus supplement and under the same heading in the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional Notes with respect to this offering.

RISK FACTORS

        An investment in the Notes involves significant risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Risks Relating to the Notes and this Offering

Our obligations under the Notes will be unsecured and subordinated to any Senior Indebtedness.

        The Notes will be unsecured subordinated obligations of First Internet Bancorp. Accordingly, they will be junior in right of payment to any of our existing and future Senior Indebtedness. The Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of March 31, 2019, on a consolidated basis, we had outstanding liabilities totaling approximately $3.4 billion, which included approximately $2.8 billion of deposit liabilities. As adjusted to give effect to the offering of the Notes, as if the offerings had been completed as of March 31, 2019, First Internet Bancorp, the Bank and our other subsidiaries would have had, on a consolidated basis, $70.0 million principal amount of subordinated indebtedness. As of March 31, 2019, we also had approximately $35.0 million principal amount of outstanding subordinated indebtedness that ranked equal in right to the Notes.

        In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

        As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation, or reorganization.

The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.

        The Notes will be obligations of First Internet Bancorp only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, regulatory, contractual, or other restrictions also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

        Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Indebtedness or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

        A substantial level of debt could have important consequences to holders of the Notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes; requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;
  •
  increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;
  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

        In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether we would then have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends, or repurchase our capital stock, which may not protect your investment.

        In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

Our access to funds from First Internet Bank may become limited, thereby restricting our ability to make payments on our obligations.

        First Internet Bancorp is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other obligations is dividends, distributions and other payments from the Bank. The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the Bank to us, which could impede access to funds we need to make payments on our obligations, including interest and principal payments on the Notes. For example, under Indiana law an Indiana bank such as First Internet Bank is generally limited to paying dividends equal to its profits for that year, plus its retained net profits for the two preceding years, less any required transfers to surplus or to fund the retirement of preferred stock or debt, absent approval of the Indiana Department of Financial Institutions.

        In addition, banks and bank holding companies are required to maintain a 2.5% capital conservation buffer on top of minimum risk-weighted asset ratios. This buffer is designed to absorb losses during periods of economic stress. Banking institutions that do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases, and compensation based on the amount of the shortfall. Accordingly, if the Bank does not maintain capital in excess of the buffer, distributions to the Company may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

        For more information about these restrictions, see the information under the heading "Supervision and Regulation" in Item 1., Business, and the information under the headings "The long-term impact of regulatory capital rules is uncertain and a significant increase in our capital requirements could have an adverse effect on our business and profitability." and "We are subject to evolving and expensive regulations and requirements. Our failure to adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business" in Item 1A., Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

        As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as "Tier 2 capital" under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

        If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or First Internet Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

There may be no active trading market for the Notes.

        The Notes will be a new class of securities with no established trading market. Although we have applied the Notes listed on the Nasdaq Global Select Market, there can be no assurance the Notes will be approved for listing or, if listed, that an active trading market for the Notes will develop, or, if one does develop, that it will be maintained. Although representatives of the underwriters have advised us that, following completion of the offering of the Notes, one or more of the underwriters currently intend to make secondary markets in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. If an active trading market for the Notes does not develop or is not maintained, the market or trading price and liquidity of the Notes may be adversely affected. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition and results of operations.

The market value of the Notes may be less than the principal amount of the Notes.

        If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on June 30, 2024 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event." In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Redemption" in this prospectus supplement.

        Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after June 30, 2024.

        As the interest rate of the Notes will be calculated based on the Benchmark Rate from June 30, 2024 to but excluding the maturity date or earlier redemption date and the Benchmark Rate is a floating rate, the interest rate on the Notes will vary on and after June 30, 2024. During this period, the Notes will bear a floating interest rate set periodically at a per annum rate equal to the then-current Benchmark Rate plus the applicable margin; provided, that in the event the Benchmark Rate is less than zero, the Benchmark Rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date even if the Benchmark Rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

LIBOR may not be maintained after 2021 and we have the authority to select the replacement interest rate on the Notes, which could adversely affect the return on, value of, and markets for the Notes.

        The chief executive of the United Kingdom Financial Conduct Authority ("FCA"), which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom or elsewhere. While Intercontinental Exchange Inc., the company that administers LIBOR, plans to continue publishing LIBOR, liquidity in the interbank markets that those LIBOR estimates are based upon has been declining. Accordingly, there is considerable uncertainty regarding the publication of such rates beyond 2021. In April 2018, the Federal Reserve Bank of New York, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, announced the replacement of U.S. LIBOR with a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities, called the Secured Overnight Financing Rate ("SOFR"). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market acceptance as a LIBOR replacement remains in question and the future of LIBOR at this time is uncertain. The selection of SOFR as the alternative reference rate currently presents certain market concerns, because a term structure for SOFR has not yet developed, and there is not yet a generally accepted methodology for adjusting SOFR, which represents an overnight, risk-free rate, so that it will be comparable to LIBOR, which has various tenors and reflects a risk component. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest rate is determined by reference to LIBOR, such as the Notes on and after June 30, 2024.

        While the initial interest rate on the Notes is fixed, the Notes will bear interest at the Benchmark Rate beginning June 30, 2024, which is after the date on which FCA will stop compelling banks to submit rates for the calculation of LIBOR. As described under "Description of the Notes," if we determine that three-

month LIBOR (or any other applicable Benchmark Rate) has been permanently or indefinitely discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes (as described under "Description of the Notes," the "Benchmark Rate Replacement Event"), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR or the then-applicable Benchmark Rate (as described under "Description of the Notes," the "Benchmark Replacement Rate") for each interest payment after the Benchmark Rate Replacement Event and June 30, 2024, the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR (which may, or may not, be SOFR) or the then-applicable Benchmark Rate.

        If we determine that there is no alternative reference rate that is consistent with market practice regarding a substitute for three-month LIBOR or the then-applicable Benchmark Rate, we may, in our sole discretion, appoint an independent financial advisor ("IFA") to determine an appropriate Benchmark Replacement Rate. Our or, if applicable, the IFA's decisions with respect to the Benchmark Replacement Rate and the Benchmark Replacement Rate Conforming Changes will be binding on us, the calculation agent, the trustee and the holders of the Notes. Our interests in selecting the Benchmark Replacement Rate may be adverse to the interests of holders of the Notes and could result in adverse consequences to the applicable interest rate for the Notes, which could have adverse effects on the returns on, value of, and market for the Notes.

If LIBOR is replaced with an alternative rate, we will have the authority to make changes and adjustments to factors impacting the interest rate calculation that could affect the return on, value of, and markets for the Notes.

        As part of the selection of a Benchmark Replacement Rate, we or the calculation agent, as directed by us, may make technical, administrative, operational or other changes and adjustments (including changes and adjustments to the Benchmark Replacement Rate, the margin applicable thereto, the timing and frequency of determining rates and making interest payments, business day conventions, and rounding of amounts or tenors) that we determine to be appropriate to reflect the adoption of such Benchmark Replacement Rate in a manner substantially consistent with market practice (or, if we determine that adoption of any portion of such market practice is not administratively feasible or that no such market practice exists, in such other manner as we determine is reasonably necessary) (as described under "Description of the Notes," the "Benchmark Replacement Rate Conforming Changes"). If we appoint an IFA to determine an appropriate Benchmark Replacement Rate, the IFA may also determine any Benchmark Replacement Rate Conforming Changes. Our or, if applicable, the IFA's decisions with respect to the Benchmark Replacement Rate Conforming Changes will be binding on us, the calculation agent, the trustee and the holders of the Notes. Our interests in making the foregoing determinations or adjustments may be adverse to the interests of holders of the Notes, and any of the foregoing determinations, adjustments or actions by us or the IFA could result in adverse consequences to the applicable interest rate for the Notes, which could have adverse effects on the returns on, value of, and market for the Notes.

The Benchmark Rate may affect our decision to redeem the Notes.

        We are more likely to redeem the Notes on or after June 30, 2024 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR or any other Benchmark Rate.

        Holders of the Notes will have no rights against the publishers of LIBOR or any other Benchmark Rate, even though the amount they receive on each interest payment date on and after June 30, 2024 will depend upon the level of LIBOR or such other Benchmark Rate. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

        The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

        The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale in this offering of $35.0 million aggregate principal amount of Notes, after underwriting discounts and estimated expenses, will be approximately $33.5 million. We estimate that the net proceeds to us will be approximately $35.5 million if the underwriters exercise in full their option to purchase up to $2.0 million aggregate principal amount of additional Notes.

        We intend to use the net proceeds generated by this offering for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment of indebtedness, repurchases of issued and outstanding common stock, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. We do not have any immediate plans, arrangements or understandings relating to any material acquisition.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds.

        Pending the uses described above, we plan to invest the net proceeds from this offering in cash and cash equivalents or short-term marketable securities until they are deployed.

CAPITALIZATION

        The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of March 31, 2019 on (i) an actual basis and (ii) an as adjusted basis to give effect to this offering.

        This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2019
(dollars in thousands)	Actual	As Adjusted(1)
	(unaudited)
Liabilities:
Total Deposits	$2,811,108	$2,811,108
Advances from Federal Home Loan Bank	495,146	495,146
Subordinated debt, net of unamortized debt issuance costs of $1,089 and $2,571 at March 31, 2019 (actual) and March 31, 2019 (as adjusted), respectively	33,911	67,429
Accrued interest payable	1,549	1,549
Accrued expenses and other liabilities	34,449	34,449

Total Liabilities	3,376,163	3,409,681

Shareholders' equity:
Preferred stock, no par value; 4,913,779 shares authorized; issued and outstanding—none	$—	$—
Voting common stock, no par value; 45,000,000 shares authorized; 10,128,587 shares issued and outstanding	226,235	226,235
Nonvoting common stock, no par value; 86,221 shares authorized; issued and outstanding—none	—	—
Retained earnings	81,946	81,946
Accumulated other comprehensive loss	(14,168)	(14,168)

Total shareholders' equity	$294,013	$294,013

Total liabilities and shareholders' equity	$3,670,176	$3,703,694

Capital Ratios(2):
Total shareholders' equity to assets	8.01%	7.94%
Tier 1 leverage ratio(3)	8.34%	8.34%
Common equity tier 1 capital ratio	11.66%	11.66%
Tier 1 capital ratio	11.66%	11.66%
Total risk-based capital ratio	13.68%	14.97%

(1)
Excludes any proceeds that may be received from the 30-day option granted by us to the underwriters to purchase up to $2,000,000 aggregate principal amount of additional Notes.

(2)
The as adjusted calculations for the risk-based capital ratios assume that the net proceeds from this offering are invested in assets that carry a 0% risk weighting as of March 31, 2019.

(3)
Tier 1 leverage ratio is defined as Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets for the quarter ended March 31, 2019. The as adjusted calculations assume that the proceeds from the offering would have been received on March 31, 2019.

DESCRIPTION OF THE NOTES

        The Notes offered by this prospectus supplement will be issued by First Internet Bancorp pursuant to a Subordinated Indenture dated as of September 30, 2016 between First Internet Bancorp and the Trustee, as amended and supplemented by a Second Supplemental Indenture dated as of June 12, 2019 between First Internet Bancorp and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the Second Supplemental Indenture, as the "Indenture." You may request a copy of the Indenture from us as described under "Where You Can Find More Information." We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.

        You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

General

        The Notes issued in this offering will initially be limited to $35,000,000 aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be authenticated and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.

        The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or principal on the Notes or any Additional Amounts (as defined below) with respect thereto or default in the performance or breach any covenant or warranty under any Note or in the Indenture, See "—Events of Default; Acceleration of Payment; Limitation on Suits."

        The Notes will mature on June 30, 2029 (the "maturity date"). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of First Internet Bancorp or First Internet Bank. There is no sinking fund for the Notes.

        As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from our subsidiary, First Internet Bank. There are various regulatory restrictions on the ability of First Internet Bank to pay dividends or make other distributions to us. See "Risk Factors—Our access to funds from First Internet Bank may become limited, thereby restricting our ability to make payments on our obligations" and "Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding" in this prospectus supplement.

        Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee's receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including First Internet Bancorp's compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers' certificates.

        The Notes are not savings accounts, deposits or other obligations of First Internet Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of First Internet Bancorp and are neither obligations of, nor guaranteed by, any of our subsidiaries.

        No recourse will be available for the payment of principal of, or interest or any Additional Amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of First Internet Bancorp or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

Interest

        The Notes will bear interest (a) at an initial rate of 6.0% per annum, payable quarterly in arrears on March 30, June 30, September 30, and December 30 of each year (each, a "fixed rate interest payment date"), commencing on September 30, 2019, from and including the date of issuance to but excluding June 30, 2024, and (b) thereafter at a floating per annum rate equal to the then-current Benchmark Rate plus the applicable margin, payable quarterly in arrears on March 30, June 30, September 30, and December 30 of each year (each, a "floating rate interest payment date," and together with the fixed rate interest payment dates, the "interest payment dates"), commencing on June 30, 2024. If a Benchmark Rate Replacement Event has not occurred before the time at which interest is determined for the first floating rate interest payment date, the initial interest rate will be three-month LIBOR plus 4.114%.

        As used herein, the following terms have the following meanings:

          "Additional Amounts" means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by First Internet Bancorp in respect of certain taxes imposed on holders of the Notes specified by the Indenture or the Notes and which are owing to such holders.

          "Benchmark Rate" means, initially, Three-month LIBOR; provided that, if a Benchmark Rate Replacement Event and its related Benchmark Rate Replacement Date have occurred with respect to Three-month LIBOR or the then-current Benchmark Rate, then "Benchmark Rate" means the applicable Benchmark Replacement Rate. Subject to any Benchmark Replacement Rate Conforming Changes, all percentages used in or resulting from any calculation of the Benchmark Rate will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that the Benchmark Rate as determined in accordance with the applicable definitions is less than zero, the Benchmark Rate for such interest period shall be deemed to be zero.

          "Benchmark Rate Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark Rate:

    (i)
    in the case of clause (i) or (ii) of the definition of "Benchmark Rate Replacement Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of the Benchmark Rate permanently or indefinitely ceases to provide the Benchmark Rate; or

    (ii)
    in the case of clause (iii) of the definition of "Benchmark Rate Replacement Event," the date of the public statement or publication of information referenced therein.

          "Benchmark Rate Replacement Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark Rate:

    (i)
    a public statement or publication of information by or on behalf of the administrator of the Benchmark Rate announcing that such administrator has ceased or will cease to provide the Benchmark Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark Rate;

    (ii)
    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark Rate, the central bank for the currency of the Benchmark Rate, an insolvency official with jurisdiction over the administrator for the Benchmark Rate, a resolution authority with jurisdiction over the administrator for the Benchmark Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark Rate, which states that the administrator of the Benchmark Rate has ceased or will cease to provide the Benchmark Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark Rate; or

    (iii)
    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark Rate announcing that the Benchmark Rate is no longer representative.

          "Benchmark Replacement Rate" means the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR (which may or may not be Secured Overnight Financing Rate selected by the Federal Reserve Bank of New York as the substitute for LIBOR) or the then-applicable Benchmark Rate, as determined by us and calculated by the Calculation Agent in accordance with the Indenture as of the applicable time on the Reset Rate Determination Date related to the applicable interest period.

          "Benchmark Replacement Rate Conforming Changes" means technical, administrative, operational or other changes and adjustments (including changes and adjustments to the Benchmark Replacement Rate, the Benchmark Rate Margin, the timing and frequency of determining rates and making interest payments, business day conventions, and rounding of amounts or tenors) that we determine to be appropriate to reflect the adoption of a Benchmark Replacement Rate in a manner substantially consistent with market practice (or, if we determine that adoption of any portion of such market practice is not administratively feasible or that no such market practice exists, in such other manner as we determine is reasonably necessary).

          "Calculation Agent" means U.S. Bank National Association, or any other successor appointed by us, acting as calculation agent.

          "Designated LIBOR Page" means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service or any successor to such service selected by First Internet Bancorp), for the purpose of displaying the London interbank rates for U.S. dollars.

          "London Banking Day" means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

          "Reset Rate Determination Date" means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date or, after the occurrence of a Benchmark Rate Replacement Event and the related Benchmark Rate Replacement Date, such other date we determined in accordance with the Indenture.

          "Three-month LIBOR" means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time (other than in connection with a Benchmark Rate Replacement Event), then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by First Internet Bancorp for this purpose and whose names and contact information will be provided by First Internet Bancorp to the Calculation Agent, to provide such bank's offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by First Internet Bancorp and provided to the Calculation Agent (a "Representative Amount"). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by First Internet Bancorp for this purpose and whose names and contact information will be provided by First Internet Bancorp to the Calculation Agent, to provide such bank's rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date, 5.0%.

        If we determine in our sole discretion that a Benchmark Rate Replacement Event and its related Benchmark Rate Replacement Date have occurred prior to 11:00 a.m., London time, on a Reset Rate Determination Date, then the Benchmark Replacement Rate will replace the then-current Benchmark Rate for all purposes relating to the Notes with respect to the floating rate period. In connection with the implementation of the Benchmark Replacement Rate, we may make or instruct the Calculation Agent to make, from time to time, Benchmark Replacement Rate Conforming Changes. All determinations, decisions, elections and calculations we make (or the Calculation Agent makes at our direction), including as to occurrence or non-occurrence of an event, circumstance or date, any decision to take or refrain from taking any action or any selection, and any Benchmark Replacement Rate Conforming Changes, will be in our sole discretion, will be conclusive and binding absent manifest error, and will become effective without the consent of the Trustee, the Calculation Agent or the holders of the Notes.

        If we determine that there is no alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR or the then-applicable Benchmark Rate, we may, in our sole discretion, appoint an independent financial advisor to determine an appropriate Benchmark Replacement Rate and any Benchmark Replacement Rate Conforming Changes, and the decision of such independent financial advisor will be binding on us, the Calculation Agent, the Trustee, and the holders of the Notes.

        If a Benchmark Rate Replacement Event and its related Benchmark Rate Replacement Date have occurred and, for any reason, the Calculation Agent has not been notified of the Benchmark Replacement Rate on or prior to a Reset Rate Determination Date, then for purposes of such Reset Rate Determination Date and each Reset Rate Determination Date thereafter until we notify the Calculation Agent of the Benchmark Replacement Rate, the Notes will bear interest at the original fixed rate per annum of 6.0%. From and after the first Reset Rate Determination Date after we notify the Calculation

Agent of the Benchmark Replacement Rate, the Benchmark Replacement Rate (and any associated Benchmark Replacement Rate Conforming Changes) will apply.

        To the extent that a Benchmark Rate is unavailable and we have not provided the Calculation Agent with quotations for the calculation of the Benchmark Replacement Rate, the Calculation Agent shall have no liability to us, the holders of the Notes or to any third party as a result of losses suffered by such parties due to the lack of an applicable rate of interest, and Calculation Agent shall be under no obligation to act in such event or otherwise determine the relevant alternate applicable rate of interest until such time as the Calculation Agent has received written direction from us regarding how to calculate the Benchmark Replacement Rate or otherwise proceed with respect to determining the Benchmark Replacement Rate.

        The calculation of the Benchmark Rate for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent's calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent's principal offices.

        Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, June 30, 2024 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

        Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

        Interest on each Note will be payable to the person in whose name such Note is registered for such interest at the close of business on the 15th day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day; however, interest that is paid on the maturity date will be paid to the person to whom the principal will be paid. Any such interest which is payable, but is not punctually paid or duly provided for on any interest payment date, shall cease to be payable to the holder on such relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Note is registered at the close of business on a special record date for the payment of defaulted interest. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

        When we use the term "business day," we mean any day except a Saturday, Sunday, a legal holiday or any other day on which banking institutions in the City of New York, New York or any place of payment are authorized or required by law, regulation or executive order to close.

Ranking

        The Notes will rank equally with all other unsecured subordinated indebtedness First Internet Bancorp may issue in the future under the Indenture. The Notes will rank equally with the $35.0 million principal amount of First Internet Bancorp's outstanding subordinated indebtedness as of March 31, 2019. As of March 31, 2019, we had no other outstanding subordinated indebtedness.

        The Notes will rank junior to and will be subordinated to all of our senior indebtedness, whether now outstanding, or issued, assumed or incurred in the future, including all indebtedness relating to money owed to general creditors and trade creditors. The Notes will be obligations of First Internet Bancorp only and will not be guaranteed by any of our subsidiaries, including First Internet Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of First Internet Bank, its depositors) generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of March 31, 2019, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $3.4 billion, which included $35.0 million principal amount of outstanding unsecured subordinated indebtedness. As of the same date, we had no other outstanding subordinated indebtedness. As adjusted to give effect to the offering, as if the offering had been completed as of March 31, 2019, First Internet Bancorp, First Internet Bank and our other subsidiaries would have had, on a consolidated basis, $70.0 million principal amount of outstanding subordinated indebtedness.

        "Senior indebtedness" means:

  •
  the principal and any premium or interest for money borrowed or purchased by First Internet Bancorp;
  •
  the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by First Internet Bancorp;
  •
  any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;
  •
  obligations to general and trade creditors;
  •
  any obligation arising from direct credit substitutes;
  •
  any obligation associated with derivative products such as interest rate and currency rate exchange contracts or any similar arrangements, unless the instrument by which First Internet Bancorp incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of First Internet Bancorp; and
  •
  all obligations of the type referred to in the first six bullet points above of other persons or entities for the payment of which First Internet Bancorp is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:

  •
  expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or
  •
  is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

        Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term

"general creditors" as used in the definition of "senior indebtedness" in the Indenture will have the meaning as described in that rule or interpretation.

        Upon the liquidation, dissolution, winding up, or reorganization of First Internet Bancorp, First Internet Bancorp must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and any Additional Amounts owing on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of First Internet Bancorp, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of First Internet Bancorp. With respect to the assets of our subsidiaries, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of each subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of First Internet Bancorp being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Events of Default; Acceleration of Payment; Limitation on Suits

        The Notes and Indenture provide for only limited events upon which the principal of the Notes, together with accrued and unpaid interest and premium, if any, shall be accelerated. These events are:

  •
  A court having jurisdiction shall enter a decree or order for the appointment of a receiver, trustee, assignee, liquidator or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to First Internet Bancorp, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
  •
  First Internet Bancorp shall consent to the appointment of a receiver, liquidator, trustee, assignee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to First Internet Bancorp; or
  •
  In the event of an appointment of a receiver, trustee, assignee, liquidator or similar official for our principal banking subsidiary, First Internet Bank, and such appointment shall not have been rescinded for a period of 60 consecutive days from the date thereof.

        The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal of, and interest on, the Notes, including:

  •
  Default in the payment of any interest on the Notes or any Additional Amounts with respect thereto when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by First Internet Bancorp with the Trustee or with a paying agent prior to the expiration of such period of 30 days);
  •
  Default in the payment of the principal on the Notes or any Additional Amounts with respect thereto when it becomes due and payable (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise); or
  •
  Default in the performance or breach of any covenant or warranty of First Internet Bancorp in the Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed in the five bullet points above and other than a covenant or warranty that has been included in the Indenture solely for the benefit of notes issued thereunder other than the

    Notes), and the continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of the Indenture) uncured for a period of 90 days after there has been given, by registered or certified mail, to First Internet Bancorp by the Trustee or to First Internet Bancorp and the Trustee by the holders of not less than 25.0% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture.

        There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance or breach of any other covenant or warranty under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes or any Additional Amounts with respect thereto when it becomes due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount of the Notes when it becomes due and payable (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise), then the Trustee may demand First Internet Bancorp pay to the Trustee, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;
  •
  the holders of not less than 25.0% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;
  •
  such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with such request;
  •
  the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
  •
  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

        In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders of the Notes, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all such holders of Notes.

Redemption

        We may, at our option, beginning with the interest payment date of June 30, 2024, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before June 30, 2024, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption upon the occurrence of:

  •
  a "Tax Event," defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change becomes effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by us on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;
  •
  a "Tier 2 Capital Event," defined in the Indenture to mean First Internet Bancorp's good faith determination that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for First Internet Bancorp or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, in each case, that there is more than an insubstantial risk that First Internet Bancorp will not be entitled to treat the Notes then outstanding as Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable, for so long as any Note is outstanding; or
  •
  First Internet Bancorp becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) by first-class mail, or in the event the Notes are represented by Global Notes, electronically in accordance with DTC's procedures, to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

        Any partial redemption will be made in accordance with DTC's applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.

Modification and Waiver

        The Indenture provides that we and the Trustee may amend or supplement the Indenture or the Notes with, or, in certain cases, without, the consent of the holders of a majority in principal amount of the outstanding Notes; provided, that any amendment or waiver may not, without the consent of the holder of each outstanding Note affected thereby:

  •
  reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;
  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any Note;
  •
  reduce the principal or change the stated maturity of any Note;

  •
  waive a default or event of default in the payment of the principal of or interest, if any, on any Note (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);
  •
  make any change to the percentage in principal amount of the outstanding Notes, of holders required to consent to the waiver of certain defaults and the consequences thereof under the Indenture or any change to such defaults which require such consent;
  •
  make any change to certain provisions of the Indenture relating to, among other things, holders' rights to receive payment of the principal of and interest on the Notes and to institute suit for the enforcement of any such payment and waivers of past defaults;
  •
  make the principal of or interest, if any, on any Note or any Additional Amount with respect thereto payable in any currency other than that stated in the Note; or
  •
  waive any redemption payment with respect to any Notes.

        In addition, the holders of at least a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal of or interest on any Note (provided that the holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

        In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

  •
  to evidence the succession of another person to First Internet Bancorp as obligor under the Indenture and the assumption by any such successor of the covenants and obligations of First Internet Bancorp in the Indenture and in the Notes;
  •
  to add to the covenants of First Internet Bancorp such further covenants, restrictions, conditions or provisions for the protection of the holders of the Notes and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;
  •
  to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in uncertificated or global form;
  •
  to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee;
  •
  to cure any ambiguity, defect or inconsistency in the Indenture;
  •
  to add any additional events of default (and if such events of default are to be for less than all series of notes, stating that such are expressly being included solely for the benefit of such series);
  •
  to modify, eliminate or add to the provisions of the Indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;
  •
  to establish the form of the Notes and to provide for the issuance of any other series of notes under the Indenture;
  •
  to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");
  •
  to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or

  •
  to make any change that does not adversely affect the rights of any holder of notes of any series issued under the Indenture in any material respect.

        The Trustee shall receive an officer's certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized or permitted by the Indenture and that such supplemental indenture is the legal, valid and binding obligation of First Internet Bancorp, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

        We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain of our covenant restrictions under the Indenture and the Notes in a covenant defeasance (in each case, except for certain surviving rights of the Trustee and our obligations in connection therewith). We may do so after we irrevocably deposit with the Trustee, in trust, cash and/or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants expressed in a written certification delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on the Notes on the dates such installments of interest or principal are due. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

        We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the "IRS") or a change in the applicable federal income tax law. We may not have a default or event of default under the Indenture or the Notes on the date of deposit or during the period ending 120 days after such deposit. The deposit may not result in a breach or violation of, or constitute a default under, the Indenture or any of our agreements or instruments to which we are a party or by which we are bound.

        Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

        We may discharge our obligations under the Indenture (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee or (4) are deemed paid and discharged in a legal defeasance described above, (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of and interest on all outstanding notes issued under the Indenture on the stated maturity dates or redemption dates, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer's certificate and opinion of counsel stating that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been complied with.

Consolidation, Merger and Sale of Assets

        The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the successor person (if not us), is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the Notes and under the Indenture;
  •
  immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and
  •
  we have complied with our obligations to deliver certain documentation to the Trustee, including an officers' certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with the Indenture.

Further Issues

        We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the date of offering, the offering price and the first interest payment date); provided that such further notes shall be fungible with the original Notes for federal income tax purposes. Such further notes will be consolidated and form a single series with the Notes.

        The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring First Internet Bancorp's compliance with any of its covenants under the Indenture.

Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be presented or surrendered for payment. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 60 Livingston Avenue, St. Paul, Minnesota 55107, as the paying agent for the Notes. We must notify the Trustee of changes in the paying agents.

Governing Law

        The Indenture provides that the Notes and the Indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

        The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

  •
  be unsecured;
  •
  have a minimum original maturity of at least five years;
  •
  be subordinated to depositors and general creditors;
  •
  not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of First Internet Bancorp; and
  •
  not contain provisions permitting First Internet Bancorp to redeem or repurchase the Notes prior to the maturity date without prior approval of the Federal Reserve.

Clearance and Settlement

        The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC's partnership nominee). The Notes will be available for purchase in minimum denominations of $25 and integral multiples of $25 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary, or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

        As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

  •
  will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;
  •
  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and
  •
  will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of First Internet Bancorp, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither First Internet Bancorp nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

        U.S. Bank National Association will act as Trustee under the Indenture. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered to the Trustee security or indemnity satisfactory to the Trustee. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our subordinated indebtedness.

Notices

        Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to Depositary (or its designee) pursuant to the applicable procedures from Depositary or its designee, including by electronic mail in accordance with accepted practices at Depositary.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal taxes, such as the estate and gift taxes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

        This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

  •
  entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,
  •
  financial institutions, banks, and pension plans,
  •
  insurance companies,
  •
  qualified insurance plans,
  •
  tax-exempt organizations,
  •
  qualified retirement plans and individual retirement accounts,
  •
  governmental entities,
  •
  brokers, dealers or traders in securities or currencies,
  •
  real estate investment trusts or grantor trusts,
  •
  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar,
  •
  persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"),
  •
  persons who purchase or sell the Notes as part of a wash sale,
  •
  persons who hold the Notes as part of a "hedge," "straddle" or other risk reduction mechanism, "constructive sale transaction," or "conversion transaction," as these terms are used in the Code,
  •
  certain U.S. expatriates, and
  •
  controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

        This section applies to you if you are a "U.S. Holder." As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,
  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
  •
  a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        An individual may, subject to certain exceptions, be treated as a resident instead of a nonresident of the United States in any calendar year for U.S. federal income tax purposes if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted.

Payments of Interest

        Based on the interest rate characteristics of the Notes, we intend to treat the Notes as "variable rate debt instruments" ("VRDIs") for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. Assuming the treatment of the Notes as VRDIs is respected, the notes will be treated as providing for a single fixed rate followed by a single qualified floating rate ("QFR"). Under applicable Treasury Regulations, in order to determine the amount of qualified stated interest ("QSI") and original issue discount ("OID") in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the notes, and (ii) second, each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that QFR as of the issue date of the notes). Under this method, the notes may be issued with OID.

        A U.S. holder is required to include any QSI in income in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest. QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. For the QSI and the amount of OID (if any) on a note, please contact us at +1 (317) 532-7900.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

        Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under "—Payments of Interest" above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.

Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding may be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent, a certification of exempt status, or have been notified by the IRS that you are subject to backup withholding (and such notification has not been withdrawn). The amount of any backup withholding from a payment to you generally will be allowable as a credit or refund against your U.S. federal income tax liability, provided that the required information is furnished to the IRS. You are urged to consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax

        Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (b) the excess of the U.S. Holder's modified adjusted gross income for the relevant taxable year over a certain threshold. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

        This section applies to you if you are a "Non-U.S. Holder." As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, neither a U.S. Holder nor a partnership.

Payments on the Notes

        A 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest on the Notes, provided that you meet the following requirements of the portfolio interest exemption:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all of our voting stock within the meaning of the Code and the Treasury regulations;
  •
  you are not a controlled foreign corporation that is related to us through stock ownership;
  •
  you are not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and
  •
  (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or (b) if you hold the Notes through certain foreign intermediaries, you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are pass-through entities rather than individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide a properly executed:

  •
  IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or
  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If interest on the Notes is effectively connected with the conduct by you of a trade or business in the United States (and, if an applicable treaty requires it, is attributable to a permanent establishment in the

United States of the Non-U.S. Holder), you generally will be taxed in the same manner as if you were a U.S. Holder (see "—Tax Consequences to U.S. Holders" above), although you will be exempt from the withholding tax discussed in the preceding paragraphs so long as you provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI). You should consult your tax advisor with respect to other tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax.

Sale, Exchange, Redemption, Retirement or other Disposition

        Subject to the discussion below concerning backup withholding, any gain realized on the sale, exchange, redemption, retirement or other disposition of the Notes generally will not be subject to U.S. federal income tax unless:

  •
  that gain or income is effectively connected with the conduct of a trade or business by you in the United States (and, where a tax treaty requires, is attributable to a U.S. permanent establishment of the non-U.S. holder); or
  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        A non-U.S. holder described in the first bullet above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates (see "—Tax Consequences to U.S. Holders" above). An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses (even though the individual is not considered a resident of the United States). If a non-U.S. holder that is a foreign corporation falls under the first bullet above, it may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable tax treaty.

Backup Withholding and Information Reporting

        The amount of the interest paid to you and any tax withheld with respect to such interest, regardless of whether withholding was required, must be reported annually to the IRS and to you. Copies of the information returns reporting the amount of such interest and the amount of withholding may also be made available to the tax authority in the country in which you reside under the provisions of an applicable tax treaty.

        In general, no backup withholding will be required regarding payments on the Notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person and you have delivered an appropriate and properly executed certification of non-U.S. status (i.e., IRS Form W-8BEN or IRS Form W-8BEN-E, or another applicable form)

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of the Notes made within the United States or conducted through certain U.S. financial intermediaries if:

  •
  the payor (1) receives an applicable Form W-8 and (2) does not have actual knowledge or reason to know that you are a United States person; or
  •
  you otherwise establish an exemption.

        Backup withholding may apply if you fail to comply with applicable U.S. information reporting or certification requirements.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

        Under provisions of the Code and the Treasury Regulations and administrative guidance promulgated thereunder, commonly referred to as "FATCA", the relevant withholding agent may be required to withhold 30% of interest paid on the Notes and any gross proceeds of either a sale or disposition of the Notes paid to (i) a foreign financial institution (whether such institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Recently proposed Treasury Regulations eliminate withholding under FATCA on payments of gross proceeds of a sale or other disposition of a note. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued, but such Treasury Regulatiosn are subject to change. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the withholding tax. You should consult your own tax advisor regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the Notes.

        THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose certain requirements on:

  •
  employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA;
  •
  individual retirement accounts ("IRAs"), Keogh plans or other plans and arrangements subject to Section 4975 of the Code;
  •
  entities (including certain insurance company general accounts) with underlying assets that are deemed "plan assets" (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the "plan asset regulations")) by reason of any such plan's or arrangement's investment therein (we refer to all of the foregoing collectively as "Plans"); and
  •
  persons who are fiduciaries with respect to Plans.

        Governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA (collectively "Non-ERISA Arrangements") are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code but may be subject to laws that are substantially similar (each, a "Similar Law").

        The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

        Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

  •
  will satisfy the prudence and diversification standards of ERISA;
  •
  will be made solely in the interests of the participants and beneficiaries of the Plan;
  •
  is permissible under the terms of the Plan and its investment policies and other governing instruments; and
  •
  is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

        The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

        Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called "parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code (collectively, "parties in interest"). Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes under Section 4975 of the Code or other liabilities under ERISA , and the transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

        With respect to Plans subject to ERISA, we believe that the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). Although not free from doubt, our assessment is based upon the traditional debt features of the Notes. If the Notes are treated as indebtedness, rather than equity, our assets will not be treated as plan assets as result of investment in the Notes.

        Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriter and our or the underwriter's respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

        A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called "service provider exemption"). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available. The foregoing list of exemptions is not exhaustive. Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption.

        Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

  •
  it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or
  •
  its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

        Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate ERISA, the Code or any Similar Law.

Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement, and we are not advising any potential purchaser or holder of the Notes to avail themselves of any exemption described above or any other exemption that may be available under ERISA, the Code, or any Similar Law.

UNDERWRITING

        We are offering the Notes described in this prospectus supplement in an underwritten offering. Subject to the terms and conditions set forth in the underwriting agreement between us and Keefe, Bruyette & Woods, Inc. as representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of the Notes in this offering shown opposite its name below:

Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	21,000,000
Janney Montgomery Scott LLC	4,550,000
BB&T Capital Markets, a division of BB&T Securities, LLC	3,150,000
Boenning & Scattergood, Inc.	3,150,000
William Blair & Company, L.L.C.	3,150,000

        Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell the underwriters, at the initial price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the Notes being offered by this prospectus supplement. The underwriting agreement provides that the underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares of our common stock, but is not responsible for the commitment of any other underwriter. The underwriting agreement provides that the underwriters' obligation to purchase Notes depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us are true and agreements have been performed;
  •
  there is no material adverse change in the financial markets or in our business; and
  •
  we deliver customary closing documents.

        Subject to these conditions, the underwriters are committed to purchase and pay for all the Notes offered by this prospectus supplement, if any such Notes are purchased.

        We have granted the underwriters an option to purchase up to an additional $2,000,000 principal amount of Notes at the initial price less the underwriting discount. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage thereof which the aggregate principal amount of Notes to be purchased by it shown in the above table bears to the total principal amount of Notes offered hereby.

        The Notes are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on an assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Discounts and Expenses

        The following table shows the per Note and total underwriting discounts and commissions that we will pay to the underwriters.

Per Note	3.15%
Total	$1,102,500

        Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 2.0% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.4% of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters may is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We estimate that the total expenses of this offering payable by us, exclusive of the underwriting discount, will be approximately $380,000. In addition to the underwriting discount, we have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with its engagement as underwriters, regardless of whether this offering is consummated, including, without limitation, certain disbursements, fees and expenses of underwriters' counsel and marketing, syndication and travel expenses, up to a maximum aggregate amount of $250,000.

Listing

        The Notes consist of a new issue of securities with no established trading market. We have applied to have the Notes listed on the Nasdaq Global Select Market and we have agreed in the underwriting agreement that we will use our best efforts to maintain the listing on The Nasdaq Stock Market, LLC or another national securities exchange. Provided that the listing is approved, we expect trading of the Notes to begin within the 30-day period after initial delivery of the Notes. Even if the Notes are listed, there may be little or no secondary market for the Notes.

        The underwriters have advised us that they presently intend to make a market in the Notes following completion of the offering. However, the underwriters are not obligated to do so and may discontinue making a market in the Notes at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the Notes.

No Sales of Similar Securities

        We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated thereby, that we will not, without the prior written consent of the representative of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company or any subsidiary of the Company, other than the Notes.

Price Stabilization

        In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales of Notes in excess of the offering size, which may create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Indemnification and Contribution

        We have agreed to indemnify the underwriters, and their affiliates and controlling persons, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Our Relationship with the Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees and expense reimbursement. In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Electronic Distribution

        A prospectus and prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus and prospectus supplement in electronic format, the information on the underwriters' website and any other information contained on any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Settlement

        We expect that delivery of the Notes will be made against payment therefor on our about June 12, 2019, which will be the five business day following the date hereof (such settlement referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to delivery of the Notes hereunder will be required, by virtue of the fact the Notes will initially settle T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

        The validity of the securities and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana. Lewis Rice LLC, St. Louis, Missouri, will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2018 included therein, have been audited by BKD, LLP, independent registered public accounting firm, as stated in their reports thereon dated March 14, 2019, are incorporated herein by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

        We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before you invest.

        We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers and agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "INBK" and our 6.0% Fixed-to-Floating Rate Subordinated Notes due 2026 are listed on the same market under the symbol "INBKL."

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 5 of this prospectus and in the applicable prospectus supplement or free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is August 16, 2017.

        The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC," utilizing a "shelf" registration process. Under this process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $150,000,000. We may sell these securities either separately or in units.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the securities being offered.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified by the actual text of the documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled "Where You Can Find More Information."

        This prospectus may contain and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data that may be presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        When we refer to "First Internet Bancorp," the "Company," "we," "us" and "our" in this prospectus, we mean First Internet Bancorp, an Indiana corporation, and its consolidated subsidiaries, unless the context indicates otherwise. References to "First Internet Bank" or the "Bank" refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We also make available, free of charge, on or through our website (http://firstinternetbancorp.com) our annual, quarterly and current reports, proxy statements and other information we file or furnish pursuant the Exchange Act. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Chief Financial Officer
First Internet Bancorp
11201 USA Parkway
Fishers, Indiana 46037
(317) 532-7900

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35750):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 14, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 3, 2017, respectively;

  •
  Our Current Reports on Form 8-K filed on January 23, 2017 and May 17, 2017;

  •
  Portions of our proxy statement for the annual meeting of shareholders held on May 15, 2017 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016; and

  •
  The description of our capital stock contained in our registration statement on Form 10 filed on November 30, 2012, including any subsequently filed amendment or report updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. To obtain copies of these filings, see "Where You Can Find More Information."

FIRST INTERNET BANCORP

        First Internet Bancorp is a bank holding company that conducts its business activities through its wholly-owned subsidiary, First Internet Bank. The Bank was the first state-chartered, Federal Deposit Insurance Corporation ("FDIC") insured Internet bank. Our business model differs from that of a typical community bank. We do not have a conventional brick and mortar branch system, but instead operate through our scalable Internet banking platform.

        We offer a wide range of commercial, small business, consumer and municipal banking products and services. We conduct our consumer and small business deposit operations primarily through online channels on a nationwide basis and have no traditional branch offices. Our residential mortgage products are offered nationwide primarily through an online direct-to-consumer platform and are supplemented with Central Indiana-based mortgage and construction lending. Our consumer lending products are primarily originated on a nationwide basis over the Internet as well as through relationships with dealerships and financing partners.

        Our commercial banking products and services are delivered through a relationship banking model and include commercial real estate ("CRE") banking, commercial and industrial ("C&I") banking and public finance. Through our CRE team, we offer single tenant lease financing on a nationwide basis in addition to traditional investor commercial real estate and construction loans primarily within Central Indiana and adjacent markets. To meet the needs of commercial borrowers and depositors located primarily in Central Indiana, Phoenix, Arizona and adjacent markets, our C&I banking team provides credit solutions such as lines of credit, term loans, owner-occupied commercial real estate loans and corporate credit cards as well as treasury management services. Our public finance team, established in early 2017, provides a range of public and municipal lending and leasing products to government entities on a nationwide basis.

        The Bank commenced banking operations in 1999 and grew organically in the consumer market in its early years by adding new customers, products and capabilities through its Internet-based platform. The Company was incorporated under the laws of the State of Indiana in 2005. In 2006, we acquired all of the outstanding shares of the Bank. In 2007, we acquired Indianapolis-based Landmark Financial

Corporation. The acquisition merged Landmark Savings Bank, FSB, into the Bank. The Landmark acquisition added a turnkey retail mortgage lending operation that we then expanded on a nationwide basis through our Internet platform.

        The Bank has two wholly-owned subsidiaries, First Internet Public Finance Corp., which provides a range of public and municipal lending and leasing products to governmental entities throughout the United States and acquires securities issued by state and local governments and other municipalities, and JKH Realty Services, LLC, which manages other real estate owned properties as needed.

        As of June 30, 2017, there were 6,513,577 shares of our common stock, no par value, issued and outstanding, and we had total assets of $2.4 billion, total liabilities of $2.2 billion, and shareholders' equity of $164 million.

        Our principal executive offices are located at 11201 USA Parkway, Fishers, Indiana 46037, and our telephone number is (317) 532-7900. Our website is www.firstinternetbancorp.com. The information on our website is not part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

        If you want to find more information about us, please see the section entitled "Where You Can Find More Information" in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the "safe harbor" protection for forward-looking statements afforded by applicable federal securities laws.

        All statements other than statements of historical fact included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus authorized for use in connection with a particular offering, including any regarding our financial condition, results of operations, plans, objectives, future operations or performance, business strategy, and industry trends, are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "contemplate," "continue," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future income, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

        Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, include the following: the use of proceeds from any sale of securities by us; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; failures of or interruptions in the communication and information systems on which we rely to conduct our business that could reduce our revenues, increase our costs or lead to disruptions in our business; our plans to grow our CRE and C&I loan portfolios which may carry greater risks of non-payment or other unfavorable consequences; our dependence on capital distributions from the Bank; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses or to write-down assets; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; changes in market rates and prices that may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet; our liquidity requirements could be adversely affected by changes in our assets and liabilities; the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals; execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; the growth and profitability of noninterest or fee income being less than expected; the loss of any key members of senior management; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and the effect of fiscal and governmental policies of the U.S. federal government.

        We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results, performance or achievements may differ materially from those expressed in or implied by these statements, and we caution you not to place undue reliance on our forward-looking information and statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading "Risk Factors" in this prospectus, the applicable prospectus supplement and any free writing prospectus that we authorize for use in connection with a specific offering, in our most recent Annual Report on Form 10-K and in other reports, filings or documents filed with the SEC and incorporated by reference into this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the applicable prospectus supplement, the documents incorporated by reference and any free writing prospectus that we authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. See the section titled "Where You Can Find More Information" in this prospectus.

 USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one-third of rental expense and interest on deposits. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on First Internet Bancorp's issued and outstanding preferred stock. As of the date of this prospectus, we had no preferred stock outstanding.

Year Ended December 31,
Six Months Ended June 30, 2017
		2016	2015	2014	2013	2012
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	4.06x	5.95x	7.45x	5.43x	5.42x	6.32x
Including interest on deposits	1.71x	1.92x	2.26x	1.71x	1.75x	1.90x
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	4.06x	5.95x	7.45x	5.43x	5.42x	6.32x
Including interest on deposits	1.71x	1.92x	2.26x	1.71x	1.75x	1.90x

DESCRIPTION OF CAPITAL STOCK

        Our voting common stock, no par value per share, is traded on The NASDAQ Global Select Market under the symbol "INBK." We are authorized to issue up to 45,000,000 shares of common stock and, as of July 28, 2017, we had 6,513,577 shares of common stock issued and outstanding. Our Board of Directors also has the authority to issue up to 5,000,000 shares of preferred stock, no par value per share (described below), none of which shares were issued or outstanding on July 28, 2017.

        A description of material terms and provisions of our articles of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

        Voting Rights.    Except as described below under "Important Provisions of Indiana Law—Control Share Acquisitions," each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights.

        Dividend Rights.    Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose.

        Rights Upon Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of any liquidation preferences granted to the holders of any shares of preferred stock that may be outstanding.

        Other Provisions.    Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently issued and outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

        Because we are a bank holding company, any purchaser of certain specified amounts of our common stock may be required to file a notice with or obtain the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended. Specifically, under regulations adopted by the Federal Reserve, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve before acquiring 5% or more of our common stock and (2) any person may be required to file a notice with and not be disapproved by the Federal Reserve to acquire 10% or more of our common stock and will be required to file a notice with and not be disapproved by the Federal Reserve to acquire 25% or more of our common stock.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        General.    We are authorized to issue up to 5,000,000 shares of preferred stock (86,221 shares of which are designated as "Non-Voting Common Stock") in one or more series with respect to which our Board of Directors may, without shareholder approval, determine the designations, preferences, limitations and relative rights for each series of preferred stock. Accordingly, our Board of Directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights which could adversely affect the voting power and other rights of the holders of common stock or other outstanding series of preferred stock.

        Terms.    Certain specific terms of the preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment to our articles of incorporation establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include, among others:

  •
  the designation of the series, which may be by distinguishing number, letter or title;

  •
  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the articles of amendment) increase or decrease (but not below the number of shares thereof then outstanding);

  •
  the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

  •
  dates at which dividends, if any, shall be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

  •
  whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other securities, of ours, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

  •
  any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments, if applicable;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of shares of the series.

        Furthermore, our Board of Directors could direct us to issue, in one or more transactions, shares of preferred stock, additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of The Nasdaq Stock Market) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction, which might be opposed by the incumbent Board of Directors. Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our shareholders.

        Under regulations adopted by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 10% or more of such series that is a company may then be subject to regulation as a bank holding company. In addition, at such time as such series is deemed a class of voting securities, (1) any holder that is a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series and (2) any person may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series and will be required to obtain the approval of the Federal Reserve to acquire or retain 25% or more of that series.

Depositary Shares

        We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Number of Directors; Removal; Vacancies

        Our articles of incorporation provide that we may have between 3 and 25 directors and our bylaws further provide that our Board of Directors may establish an actual number of directors between 3 and 11 from time to time by resolution. Our articles of incorporation provide that any director may be removed for a specific cause found and determined by the vote of a majority of the entire Board of Directors. In addition, any or all directors may be removed with or without cause at a meeting of shareholders called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares entitled to be cast generally in the election of directors. If any vacancy occurs on the Board of Directors, including a vacancy which occurs by reason of an increase in the number of directors, such vacancy shall be filled by a majority vote of the directors then in office.

Special Meetings of Shareholders; Limitations on Shareholder Action by Written Consent

        Our bylaws provide that special meetings of our shareholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. A special meeting of our shareholders may not be called by any other person or persons, including holders of our common stock. The only matters that may be considered at any special meeting of the shareholders are the matters specified in the notice of the meeting.

        Because our common stock is registered under the Exchange Act, the Indiana Business Corporation Law, as amended, or IBCL, provides that any actions required or permitted to be taken by our shareholders may not be effected by written consent unless the written consent describing the action taken is signed by all shareholders entitled to vote on the action.

Amendments; Vote Requirements

        Except where authority is granted to the Board of Directors under the IBCL, our articles of incorporation may be amended if the amendment is recommended by the Board of Directors and approved by a majority of the votes entitled to be cast if the amendment would create dissenters' rights or otherwise if the votes cast favoring the proposal exceed the votes cast opposing the proposal at a meeting at which a quorum is present. Our bylaws may only be amended by the affirmative vote of a majority of the entire Board of Directors, except as otherwise required by our articles of incorporation or the IBCL.

Advance Notice Requirements for Shareholder Proposals and Nomination of Directors

        Our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors. In general, notice of intent to raise business or nominate a director at annual meetings must be received by us not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to our shareholders for the preceding year's annual meeting and must contain certain specified information concerning the matters to be brought before the meeting or the person to be nominated and concerning the shareholder submitting the proposal.

Important Provisions of Indiana Law

        Control Share Acquisitions.    Under Chapter 42 of the IBCL, an acquiring person or group who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

        Under the IBCL, "control shares" are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

  •
  one-fifth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more.

        A "control share acquisition" means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

        An "issuing public corporation" means a corporation which has (1) 100 or more shareholders; (2) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000; and (3) (a) more than 10% of its shareholders resident in Indiana, (b) more than 10% of its shares owned of record or owned beneficially by Indiana residents or (c) 1,000 shareholders resident in Indiana.

        The overall effect of these provisions may be to render more difficult or to discourage a merger, a tender offer, a proxy contest or the assumption of control by a holder of a large block of our common stock or other person, or the removal of incumbent management, even if those actions may be beneficial to our shareholders generally.

        The provisions described above do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or bylaws, including a bylaw adopted by the corporation's board of directors, provide that the provisions do not apply to the corporation. Our articles of incorporation and bylaws do not currently exclude us from Chapter 42.

        Certain Business Combinations.    Chapter 43 of the IBCL restricts the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified "fair price" criteria.

        For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.

        The definition of "beneficial owner" for purposes of Chapter 43 means a person who, directly or indirectly, owns the shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares or holds any "derivative instrument" that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

        The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.

        Mandatory Classified Board of Directors.    Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation's voting shares are first registered under Section 12 of the Exchange Act. Our Board of Directors adopted a bylaw provision electing not to be subject to the mandatory classified board requirement within 30 days after our voting common stock was registered under Section 12 of the Exchange Act.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The senior debt securities will be issued under an indenture, referred to herein as the "senior indenture," between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement.

        We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

        The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

        The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See "—Subordination" below.

        The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

        Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities of that series;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date or dates of the debt securities or the method by which those dates can be determined;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities or the method by which the interest rate may be determined;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities; and

  •
  the first interest payment date;

  •
  the place or places where:

  •
  we can make payments on the debt securities;

  •
  the debt securities can be surrendered for registration of transfer or exchange; and

  •
  notices and demands can be given to us relating to the debt securities and under the applicable indenture;

  •
  any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

  •
  whether the debt securities will be convertible into shares of capital stock and, if so, the terms and conditions of any such conversion;

  •
  if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

  •
  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

  •
  whether the provisions described below under the heading "—Defeasance" will not apply to the debt securities;

  •
  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

  •
  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

  •
  whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under "—Book-Entry, Delivery and Form" will not apply to such global securities—a "global security" is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

  •
  whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

  •
  the identity of the trustee, security registrar and paying agent for the debt securities;

  •
  any material tax implications of the debt securities;

  •
  any special provisions relating to the payment of any additional amounts on the debt securities; and

  •
  any other terms of the debt securities.

        When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

        Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under "—Book-Entry, Delivery and Form" below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

        We will not be required to:

  •
  register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

  •
  register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

        Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the "paying agent."

        Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as "DTC," or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The "depositary" means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

  •
  by check mailed to the address of the person entitled to payment as shown on the security register; or

  •
  by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

        Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Redemption and Repayment of Debt Securities

        Optional Redemption by Us.    If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

        A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary's customary procedures. We have been advised that it is DTC's practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

        Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

        Repayment at Option of Holder.    If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

        For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

  •
  the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

        Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

        If a debt security is represented by a global security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

        We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale

        Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

  •
  immediately after giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

        Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in payments due on the debt securities;

  •
  a change in the place of payment or currency in which any payment on the debt securities is payable;

  •
  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

  •
  a reduction in the requirements contained in the applicable indenture for quorum or voting;

  •
  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

  •
  a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

        Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

        In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an "event of default," when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)

        Each of the indentures requires us to file an officers' certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

  •
  we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

  •
  we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

  •
  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

        When we use the term "Eligible Instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

  •
  direct obligations of the United States backed by the full faith and credit of the United States; or

  •
  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

        In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading "—Defeasance and Discharge," we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)

        If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Subordination

        The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our "Senior Debt" includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

  •
  any liability for federal, state, local or other taxes owed or owing by us;

  •
  our indebtedness to any of our subsidiaries;

  •
  our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

  •
  any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities. (Section 101 of the subordinated indenture)

        If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

  •
  payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)

        If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

  •
  the holders of subordinated debt securities,

  •
  together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

        If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

  •
  payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)

        Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

        We may modify or amend the subordinated indenture as provided under "—Modification and Waiver" above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

        Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or "Clearstream," and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the "U.S. Depositaries"), which U.S. Depositaries will, in turn, hold interests on behalf of their participants' customers' securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

  •
  an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        We understand that DTC's current practice is to credit direct participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

        We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

        We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

        If any offered debt securities are convertible into shares of any of our capital stock at the option of the holders or exchangeable for shares of any of our capital stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Notices

        Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

        The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular series of warrants. We urge purchasers to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

        We may issue warrants to purchase common stock, preferred stock, depositary shares or one or more debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or one or more debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.

        We will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

  •
  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units;

  •
  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the designation and terms of any equity securities purchasable upon exercise of the warrants;

  •
  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities, depositary shares, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

  •
  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, depositary shares, preferred stock or common stock will be separately transferable;

  •
  the number of depositary shares, shares of preferred stock or shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, on or interest on, the debt securities purchasable upon exercise of the warrants or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase depositary shares, common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Debt Securities" will apply to each warrant, as applicable, and to any common stock, preferred stock, depositary shares or debt security included in each warrant, as applicable.

Warrant Agent

        We may enter into a warrant agreement with a warrant agent. We will indicate the name, address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge purchasers to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, one or more debt securities, warrants or purchase contracts, in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        We may issue units in such amounts and in such numbers of distinct series as we determine.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any common stock, preferred stock, depositary share, debt security, warrant or purchase contract included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.

Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may offer securities in a subscription rights offering to our existing security holders and enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or agents that are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana. John Taylor, counsel at Faegre Baker Daniels LLP, beneficially owns 5,900 shares of our common stock.

 EXPERTS

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2016 included therein, have been audited by BKD LLP, independent registered public accounting firm, as stated in their reports thereon dated March 14, 2017, are incorporated herein by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$35,000,000

6.0% Fixed-to-Floating Rate Subordinated Notes Due 2029

PROSPECTUS SUPPLEMENT
(to the Prospectus dated August 16, 2017)

June 5, 2019

Keefe, Bruyette & Woods
                                             A Stifel Company

Janney Montgomery Scott

BB&T Capital Markets

Boenning & Scattergood, Inc.

William Blair

Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in the securities, you should not rely upon any information othe than the information in this prospectus and the accompanying prospectus supplement. Neither the delivery of this prospectus nor the sale of the securities means that information contained in this prospectus is correct after the date of this prospectus supplement. This prospectus supplement and the accompany prospectus is not an offer to sell or a solicitation of an offer to buy the securtieis in any circumstances under which such offer or solicitation is unlawful.